UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2007

THE TOPPS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15817	11-2849283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Whitehall Street, New York, NY	10004-2109
(Address of principal executive offices)	(Zip Code)

212-376-0300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

[   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

The Topps Company, Inc. (“Topps”) announced today that it has been advised by The Upper Deck Company (“Upper Deck”) that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”), with respect to Upper Deck’s tender offer to acquire all of the outstanding shares of Topps common stock expired at 11:59 p.m. on August 3, 2007 and was not extended by a request for additional information or documentary material.  The expiration of the HSR Act waiting period satisfies one of the conditions to Upper Deck’s tender offer.  Topps also noted that it continues to negotiate with Upper Deck to see if a consensual transaction can be reached.  Topps cautioned, however, that there can be no assurance that a transaction will be reached with Upper Deck.  The Topps board of directors has not withdrawn or amended its recommendation with respect to the merger agreement with The Tornante Company LLC and Madison Dearborn Partners, LLC.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release of The Topps Company, Inc., dated August 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 6, 2007

THE TOPPS COMPANY, INC.

By:	/s/ Scott Silverstein
Name: Scott Silverstein Title: President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of The Topps Company, Inc., dated August 6, 2007